UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	April 23, 2015

Cohu, Inc.
__________________________________________
(Exact name of registrant as specified in its charter)

Delaware	001-04298	95-1934119
_____________________ (State or other jurisdiction	_____________ (Commission	______________ (I.R.S. Employer
of incorporation)	File Number)	Identification No.)

12367 Crosthwaite Circle, Poway, California		92064
_________________________________ (Address of principal executive offices)		___________ (Zip Code)

Registrant’s telephone number, including area code:	858-848-8100

Not Applicable
______________________________________________
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 8.01 Other Events.

On April 9, 2015, Cohu, Inc. ("the Company") filed its Definitive Proxy Statement on Schedule 14A ("DEF 14A") with the Securities and Exchange Commission. The purpose of this Current Report on Form 8-K is to provide additional information to investors and clarify certain disclosures contained in that filing.

In the disclosures of "Board Structure and Committee Composition" included on page 19 of the previously filed DEF 14A the Company disclosed the following:

During 2014, the Board held eleven (11) meetings. Each director attended at least 75% of all Board and applicable committee meetings with the exception of Messrs. Caggia, Müller and Funke who were elected to the Board effective August 11, 2014, December 28, 2014 and March 9, 2015, respectively. Directors are encouraged to attend annual meetings of Cohu stockholders. All of our directors, as of May 14, 2014, attended the last annual meeting of stockholders held on that date.

The Company wishes to clarify that Andrew M. Caggia, elected to the Board effective August 11, 2014, attended 100% of the meetings of the Board and applicable committee meetings held in 2014 subsequent to his election.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Cohu, Inc.

April 23, 2015	By:	/s/ Jeffrey D. Jones

Name: / Jeffrey D. Jones
Title: VP Finance and Chief Financial Officer